SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2004 (December 17, 2004)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-8052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

2001 Third Avenue South, Birmingham, Alabama 35233

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 325-4200

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 2.

Total number of pages in this report is 3.

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2004, Liberty National Life Insurance Company (Liberty), a subsidiary of Torchmark Corporation (TMK), entered into a Purchase Agreement for Purchase of Participation Interest in Loan with MidFirst Bank (MidFirst). The Purchase Agreement provides for the sale to MidFirst of all of Liberty’s interest in a commercial loan made to MSI 83 King, L.L.C. (83 King Loan). The 83 King Loan was arranged and is serviced by MidFirst or entities associated with it. The purchase price for the 83 King Loan will be $17,100,000. The transfer and closing date will occur on or before December 31, 2004.

George J. Records, Sr., a director of TMK, is also the Chairman of the Board of Directors of Midland Financial Co. (Midland Financial), the ultimate parent company of MidFirst. The Board of Directors of Liberty reviewed valuations of the property securing the 83 King Loan from independent commercial real estate appraisers and approved the Purchase Agreement. Mr. Records does not serve on the Board of Directors of Liberty.

Entities affiliated with MidFirst, including Midland Financial, have also arranged and service participation interests in two additional commercial loans held by Liberty.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

10.1	Purchase Agreement for Purchase of Participation Interest in Loan dated December 17, 2004 between MidFirst Bank and Liberty National Life Insurance Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: December 21, 2004	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary